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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-143463, No. 333-173123 and No. 333-174021 on Forms S-3 of our report dated March 8, 2011 (March 1, 2013 related to the change in presentation of comprehensive income as described in Note 2), relating to the financial statements and financial statement schedule of Alliance Holdings GP, L.P. for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K of Alliance Holdings GP, L.P. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
March 1, 2013

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  Exhibit 23.2